Exhibit 10.11

REMARKETING AGREEMENT

This Remarketing Agreement made and entered into on May I, 2007 between STERN BROTHERS & CO. (the “Remarketing Agent”) and WINDSOR ON THE RIVER, LLC, a Delaware limited liability company (the “Borrower”).

W I T N E S S E T H:

WHEREAS, Iowa Finance Authority (the “Issuer”) has authorized the issuance of Iowa Finance Authority Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007A, in a maximum aggregate principal amount of up to $24,000,000 (the “Series 2007A Bonds”), which Series 2007A Bonds will only be issued when and if the Series 2007B Bonds (defined below) are converted to Series 2007A Bonds, and Iowa Finance Authority Taxable Variable Rate Demand Multifamily Housing Revenue Bonds (Windsor on the River, LLC Project), Series 2007B, which wilt be issued initially in the principal amount of $24,000,000, subject to decrease in principal amount when, and if, Series 2007B Bonds are converted to Series 2007A Bonds (the “Series 2007B Bonds” and, together with the Series A Bonds, the “Bonds”), with the proceeds of the sale of such Bonds to be loaned to the Borrower pursuant to a Loan Agreement, dated as of May I, 2007, between the Issuer and the Borrower (the “Loan Agreement”) to finance the Project and to refinance certain existing indebtedness in connection with the Project (as defined in the Indenture); and

WHEREAS, the maximum aggregate principal amount of Bonds outstanding at any time shall be $24,000,000; and

WHEREAS, the Bonds are subject to purchase upon optional and mandatory tender upon notice and delivery, pursuant to the provisions of an Indenture of Trust dated as of May 1, 2007 (the “Indenture”), and between the Issuer and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”); and

WHEREAS, Stern Brothers & Co., as underwriter, has agreed to arrange for the sale of the Series 2007B Bonds upon the initial delivery thereof pursuant to a Bond Purchase Agreement, dated May 16, 2007, among the Underwriter, the Borrower and the Issuer; and

WHEREAS, the Borrower desires that the Remarketing Agent provide a mechanism for remarketing the Bonds according to the terms and subject to the conditions described herein and in the Indenture;

NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties agree as follows:

1. Definitions. All capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture unless a different meaning clearly appears from the context.

2. Appointment, Resignation and Removal of and Remarketing Responsibilities of Remarketing Agent. (a) In reliance upon the representations and agreements but subject to the terms and conditions contained in the Indenture and in this Agreement, the Borrower appoints the Remarketing Agent, and the Remarketing Agent accepts appointment, as exclusive Remarketing Agent in connection with the remarketing of the Bonds from time to time in the secondary market.

(b) The Indenture set forth rights of and duties and obligations imposed on, the Remarketing Agent in connection with the tender and remarketing of the Bonds. The parties hereto agree that the provisions of the Indenture relating to the Remarketing Agent shall be incorporated herein by reference and be made a part hereof as if fully set forth herein, and the Remarketing Agent accepts such duties and obligations imposed pursuant to the Indenture.

(c) The Remarketing Agent wilt keep such books and records as shall be consistent with prudent industry practice and will summarize (i) the principal amount of the Bonds, if any, remarketed by it pursuant to this Agreement and the Indenture, and (ii) the interest rate on the Bonds for each Interest Period determined pursuant to and in accordance with the Indenture and deliver such summary on a monthly basis to the Borrower and Wells Fargo Bank, National Association (the “Credit Provider”), as issuer of the Letter of Credit for the Bonds (the “Letter of Credit”).

(d) The Remarketing Agent may at any time resign and be discharged of the duties and obligations created hereby and by the Indenture by notifying the Issuer, the Trustee, the Tender Agent, if any, the Credit Provider and the Borrower at least 30 days before the effective date of such resignation. The Borrower, with the consent of the Credit Provider, may remove the Remarketing Agent, and upon the removal or resignation of the Remarketing Agent may appoint a successor by notifying the Remarketing Agent and the Trustee. No removal or resignation shall be effective until a successor Remarketing Agent has delivered an acceptance of its appointment to the Trustee. Any such successor Remarketing Agent, upon its appointment pursuant to the terms and conditions hereof, and those contained in the Indenture, shall succeed to and become vested with all the rights, powers, privileges and duties of the former Remarketing Agent. Notwithstanding the foregoing, the Remarketing Agent may resign and be discharged of its duties and obligations hereunder and under the Indenture by notifying the Trustee, the Tender Agent, if any, the Credit Provider and the Borrower, and such resignation shall take immediate effect without the appointment of a successor Remarketing Agent, if an Event of Default has occurred and is continuing under the Indenture or the Borrower falls to pay the fees and expenses of the Remarketing Agent in the amounts and at the time provided in Section 6 hereof. Notwithstanding the foregoing, no termination shall affect the rights and obligations of the parties regarding Bonds with respect to which the Remarketing Agent is obligated to use its best efforts to remarker the Bonds pursuant to Section 3(d) hereof or which theretofore otherwise have been remarketed by the Remarketing Agent.

(e) The Remarketing Agent’s responsibilities hereunder will include (i) soliciting purchases of Bonds by institutional investors that customarily purchase tax-exempt securities in large denominations at market rates, (ii) effecting and processing such purchases, (iii) causing the distribution of any written disclosure materials, as shall have been approved and paid for by the Borrower, to prospective purchasers in connection with the remarketing of the Bonds, and (iv) performing such other related functions as may be requested by the Borrower and agreed to by the Remarketing Agent. The Remarketing Agent will furnish copies of the foregoing disclosure materials to the Borrower and the Trustee upon their written request therefor. The Remarketing Agent may purchase Bonds but shall be under no obligation to purchase Bonds remarketed pursuant to this Agreement. Upon a repurchase of Bonds and prior to their remarketing, the Remarketing Agent will be entitled to all rights of a Bondholder.

If, during such time as the Official Statement dated May 14, 2007, relating to the Bonds (the “Official Statement”) is used in connection with the remarketing of the Bonds, any event known to the Borrower relating to or affecting the Borrower, the Issuer, the Credit Provider, or the Bonds shall occur, the result of which is that the Official Statement would include a misstatement of a material fact, or would omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, the Borrower will promptly notify the Remarketing Agent in writing of the circumstances and details of such event. The Borrower wilt cooperate with the Remarketing Agent in the preparation of any additional disclosure statement or marketing materials (a “Disclosure Statement”) that the Remarketing Agent determines are necessary or desirable in connection with the remarketing of the Bonds or which the Remarketing Agent determines should be provided to owners of the Bonds.

The Borrower and the Remarketing Agent acknowledge that certain remarketings of the Bonds may be subject to the requirements of Rule 15c2-12 under the Securities and Exchange Act of 1934, as amended (“Rule 15c2-12”). The Borrower agrees, in the event Rule 15c2-12 is applicable to any remarketing of Bonds hereunder, to take such actions as are necessary at the time to comply with the provisions of Rule 15c2-12. The Borrower shall furnish to the Issuer and the Remarketing Agent a Disclosure Statement at such times and in such quantities as are necessary to enable the Issuer and the Remarketing Agent to comply with Rule 15c2-12, if applicable.

If the Borrower fails to perform its obligations under this Section, the Remarketing Agent may immediately cease remarketing efforts.

(f) The Remarketing Agent agrees that, so long as this Agreement remains in effect, it will be available to consult with the Borrower on a timely basis with respect to the determination of the Weekly Rate, the Semi-Annual Rate and the Multi-Annual Rate, all in the manner contemplated by the Indenture and with respect to all other matters relating to its responsibilities under this Agreement. In addition, the Remarketing Agent will furnish the Borrower with information as to the prices at which such Bonds are sold, as the Borrower may from time to time reasonably request. The Remarketing Agent shall not be liable for any action taken or omitted to be taken pursuant to this Agreement, except for its own gross negligence or willful misconduct or that of its agents which have been so appointed in writing by the Remarketing Agent.

(g) Pursuant to Article V of the Indenture relating to the Bonds, in the event that the Bonds shall have been tendered and the Remarketing Agent has not sold all or part of such Bonds, Remarketing Agent shall notify the Trustee and the Borrower.

3. Representations, Warranties, Covenants and Agreements of the Remarketing Agent. The Remarketing Agent, by its acceptance hereof represents, warrants, covenants and agrees with the Issuer and the Borrower as follows:

(a) The Remarketing Agent meets the requirements of Section 909 of the Indenture in that it is either a member of the National Association of Securities Dealers, Inc., or is a commercial bank chartered under the laws of the United States of America or any state thereof, having a capitalization of at least $15,000,000 and authorized by law in each case to perform the duties of the Remarketing Agent under the Indenture.

(b) The Remarketing Agent is authorized by law to perform the duties imposed upon it by the Indenture and has full power and authority to take all actions required or permitted to be taken by the Remarketing Agent by or under, and to perform and observe the covenants and agreements on its part contained in this Agreement.

(c) The Remarketing Agent shall determine the Weekly Rate, the Semi-Annual Rate and the Multi-Annual Rate for the Bonds, all in accordance with Section 202 of the Indenture.

(d) The Remarketing Agent shall use its best efforts to remarket or sell the Bonds pursuant to the Indenture and this Agreement, unless there has occurred an Event of Default under the Indenture.

(e) The Remarketing Agent will not remarket any tendered Bonds if the Credit Provider notifies the Remarketing Agent that the Letter of Credit has not been reinstated to an amount equal to the principal amount of outstanding Bonds together with at least 45 days’ accrued interest thereon.

4. Representations, Warranties, Covenants and Agreements of the Borrower. The Borrower, by its acceptance hereof represents, warrants, covenants and agrees with the Remarketing Agent as follows:

(a) The Borrower has the requisite power and authority to take all actions required or permitted to be taken by the Borrower by or under, and to perform and observe the covenants and agreements on its part contained in, this Agreement and any other instrument or agreement relating thereto to which the Borrower is a party.

(b) The Borrower has, as of the date hereof, duly taken all action necessary to be taken by it prior to such date, for (i) the execution, delivery and performance of this Agreement and any other instrument or agreement to which the Borrower is a party and which has been or will be executed in connection with the transactions contemplated by the foregoing documents and (ii) the carrying out, giving effect to, consummation and performance of, the transactions and obligations contemplated hereby and by the Official Statement.

(c) This Agreement and any other instrument or agreement to which the Borrower is a party and which have been or will be executed in connection with the consummation of the transactions contemplated by the foregoing documents, when executed and delivered by the parties hereto and thereto, constitute or will constitute valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors’ rights generally.

(d) The execution and delivery of this Agreement and any other instrument or agreement to which the Borrower is a party and which have been or will be executed in connection with the consummation of the transactions contemplated by the foregoing documents, the compliance with the terms, conditions or provisions hereof and thereof, and the consummation of the transactions herein and therein contemplated do not upon the date of execution and delivery hereof and thereof, and wilt not, violate any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower which violation would have a material adverse effect on the Borrower, or result in a breach of any of the terms, conditions or provisions of, or constitute default under, any mortgage, indenture, agreement or instrument to which the Borrower is a party or by which it or any of its property is bound.

(e) All authorizations, consents and approvals of notices to, registrations or filings with, or actions in respect to any governmental body, agency or other instrumentality or court required in connection with the execution, delivery and performance by the Borrower of this Agreement and any other agreement or instrument to which the Borrower is a party and which has been or will be executed in connection with the consummation of the transactions contemplated by the foregoing documents, have been obtained, given or taken and are in full force and effect, except for such licenses, certificates, approvals, ordinances or permits which may be necessary for the use of the proceeds of the Bonds as described in the Official Statement and for which the Borrower has applied or will apply and which it expects to receive and except as may be required under the state securities or blue sky laws in connection with the remarketing of the Bonds by the Remarketing Agent pursuant to this Agreement.

(f) Except as disclosed by the Borrower and described in the Official Statement or any supplements thereto delivered to the Remarketing Agent, there is no action, suit, investigation, proceeding, or arbitration, at law or in equity or before or by any foreign or domestic court or other governmental entity, pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower wherein an unfavorable decision, ruling or finding could have a material adverse effect on the transactions contemplated by this Agreement or by the Official Statement, or which would materially and adversely affect the validity or enforceability of or the authority or ability of the Borrower to perform its obligations under, this Agreement or any other agreement or instrument to which the Borrower is a party and which is used or contemplated for use in consummation of the transactions contemplated by this Agreement or the Official Statement.

(g) The Borrower is not in default under any indenture or other agreement or instrument governing outstanding indebtedness to which the Borrower is a party or by which it is bound, which default would have a material adverse effect on the transactions contemplated by this Agreement or by the Official Statement, nor has any event occurred which with notice or the passage of time or both would constitute such a default under any such document.

(h) The Borrower wilt cooperate with the Remarketing Agent in the qualification of the Bonds for sale and the determination of the eligibility of the Bonds for investment under the laws of such jurisdictions as the Remarketing Agent shall designate and will use its best efforts to continue any such qualification in effect so long as required for the distribution of the Bonds by the Remarketing Agent; provided, that the Borrower shall not be required to qualify to do business in any jurisdiction where they are not so qualified or to take any action which would subject them to general service of process in any jurisdiction where they are not now so subject.

(i) The Borrower has no knowledge or reason to believe that any information relating to the Borrower contained in the Official Statement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

(j) The Borrower shall, consistent with the terms of the Indenture, if the Remarketing Agent deems it advisable as a means of facilitating its performance under this Agreement, cooperate with the Issuer and the Remarketing Agent to secure or maintain a rating of the Bonds from Standard & Poor’s.

5. Conditions of the Remarketing Agent’s Obligations. The obligations of the Remarketing Agent under this Agreement have been undertaken in reliance on, and shall be subject to, the due performance by the Borrower of its obligations and agreements to be performed hereunder and to the accuracy of and compliance with the representations, warranties, covenants and agreements of the Borrower contained herein, on and as of the date of delivery of this Agreement and on and as of each date on which Bonds are to be sold pursuant to this Agreement. The obligations of the Remarketing Agent to remarker the Bonds pursuant to this Agreement are also subject, in the discretion of the Remarketing Agent, to the following further conditions:

(a) The Letter of Credit or Alternate Credit Facility, covering the aggregate principal amount of originally issued Bonds Outstanding and at least 45 days’ accrued interest thereon calculated at an interest rate of 10% based on a 365/366 day year, shall be in full force and effect and shall not have been amended, modified or supplemented in any way which would materially and adversely affect the Bonds and there shall be in full force and effect such additional resolutions, agreements, certificates (including such certificates as may be required by regulations of the Internal Revenue Service in order to establish the tax-exempt character of interest on the Series 2007A Bonds) and opinions as shall be reasonably necessary to effect the transactions contemplated by this Agreement, which resolutions, agreements, certificates and opinions, at the request of the Remarketing Agent, shall be satisfactory in form and substance to the Remarketing Agent;

(b) The representations, warranties, covenants and agreements of the Borrower made herein and in the Bond Purchase Agreement shall be true and correct in all material respects;

(c) The Borrower shall have complied with the second and third paragraphs of Section 2(e) hereof required in connection with any remarketing of the Bonds; and

(d) No Event of Default (as such term is defined in the Indenture) shall have occurred and be continuing and no event shall have occurred and be continuing which, with the passage of time or giving of notice or both, would constitute such an Event of Default.

6. Payment of Fees and Expenses. In consideration for the services to be performed by the Remarketing Agent under this Agreement, the Borrower shall pay to the Remarketing Agent a fee (the “Remarketing Fee”) payable quarterly in arrears on each March 31, June 30,

September 30 and December 31, commencing on June 30, 2007 (the “Calculation Dates”) in an amount equal to the product of the principal amount of the Bonds outstanding on each Calculation Dates multiplied by 0.100%. The remarketing fee with respect to Bonds in a mode other than at the Weekly Mode shall be agreed upon by the Remarketing Agent and the Borrower at the time of remarketing of such Bonds. The Remarketing Agent will not be entitled to such compensation for any period after this Agreement is terminated except for a pro rata portion of the fee in respect of the year in which such termination occurs. The Borrower shall make all such payments directly to the person or entity to whom or to which they are due. The Borrower shall pay to the Remarketing Agent on demand all reasonable costs, expenses and attorney’s fees incurred by the Remarketing Agent in connection with actions initiated by the Remarketing Agent to enforce this Agreement in which the Remarketing Agent prevails.

7. Indemnification. (a) The Borrower shall indemnify and hold harmless the Remarketing Agent and the directors, officers, members, employees and each person, if any, who controls the Remarketing Agent within the meaning of section 15 of the Securities Act of 1933, as amended (the “Securities Act”) (such persons being herein sometimes collectively referred to as the “Indemnified Persons”) and individually, an “Indemnified Person”), from any losses, claims, damages or liabilities to which any Indemnified Person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of; or are based upon (i) an allegation or determination that the Bonds or the obligations of the Borrower under the Loan Agreement or the Reimbursement Agreement or the obligations of the Credit Provider under the Letter of Credit should have been registered under the Securities Act or the Indenture should have been qualified under the Trust Indenture Act of 1939, as amended, or (ii) any untrue statement or alleged untrue statement of a material fact relating to the Borrower contained in the Official Statement or any Disclosure Statement provided pursuant to Section 2(e) hereof or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in investigating, defending or preparing to defend any such action or claim. The indemnity agreement in this paragraph shall be in addition to any liability which the Borrower may otherwise have to any Indemnified Person.

(b) Promptly after receipt by an Indemnified Person under paragraph (a) of this Section of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the Borrower under such paragraph, notify the Borrower in writing of the commencement thereof. In case any such action shall be brought against any Indemnified Person, and such Indemnified Person shall notify the Borrower of the commencement thereof; the Borrower shall be entitled to participate in and, to the extent that it wishes, to assume the defense thereof; with counsel satisfactory to such Indemnified Person, and after notice from the Borrower to such Indemnified Person of its election so to assume the defense thereof; the Borrower shall not be liable to such Indemnified Person under such paragraph for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of any investigation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Remarketing Agent (or its partners, officers or employees or any person so controlling the Remarketing Agent) and the Borrower, and the Remarketing Agent (or such partners, officers or employees or such person so controlling the Remarketing Agent) shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Borrower, the Remarketing Agent (or such partners, officers or employees or such person so controlling the Remarketing Agent) shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the Remarketing Agent (or such partners, officers or employees or such person so controlling the Remarketing Agent); provided further, however, that the Borrower shall not, in connection with any one such action, or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any point in time for the Remarketing Agent and partners, officers and employees and all persons so controlling the Remarketing Agent.

(c) The Borrower shall not be liable for any settlement of any such action effected without its consent by any Indemnified Person, but if settled with the consent of the Borrower or if there be a final judgment for the plaintiff in any such action against the Borrower or any Indemnified Person, with or without the consent of the Borrower, the Borrower shall indemnify and hold harmless such Indemnified Person to the extent provided in this Agreement.

(d) The Remarketing Agent shall indemnify and hold harmless the Borrower and the directors, officers, employees, and each person, if any, who controls the Borrower within the meaning of Section 15 of the Securities Act (such persons being herein sometimes collectively referred to as the “Borrower Indemnified Persons” and individually, an “Borrower Indemnified Person”), from any losses, claims, damages or liabilities to which any Borrower Indemnified Person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Official Statement or any Disclosure Statement provided pursuant to Section 2(e) hereof or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that such untrue or misleading statement or alleged untrue or misleading statement or omission or alleged omission was made in the Official Statement or such Disclosure Statement or in such amendment or supplement thereto in reliance upon and in conformity with information furnished to the Borrower in writing by the Remarketing Agent. The Remarketing Agent shall reimburse each Borrower Indemnified Person for any legal or other expenses reasonably incurred by such Borrower Indemnified Person in investigating, defending, or preparing to defend any such action or claim. The indemnity agreement in this paragraph shall be in addition to any liability which the Remarketing Agent may otherwise have to any Borrower Indemnified Person.

(e) Promptly after receipt by an Borrower Indemnified Person under paragraph (d) of this Section of notice of the commencement of any action, such Borrower Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Remarketing Agent under this paragraph, notify the Remarketing Agent of the commencement thereof; and the Remarketing Agent shall promptly assume the defense thereof; including the employment of legal counsel reasonably satisfactory to the Borrower, the payment of all expenses, and the right to negotiate and consent to settlement. If the Remarketing Agent assumes the defense of such claim, the Remarketing Agent shall not be liable to any Borrower Indemnified Person under such paragraph for any legal or other expense subsequently incurred by such Borrower Indemnified

Person in connection with the defense thereof; provided, however, the if the named parties to any such action (including any impleaded parties) include both any Borrower Indemnified Person and the Remarketing Agent, and the Borrower Indemnified Person shall have reasonably concluded, based upon the advice of legal counsel, that there may be one or more legal defenses available to it which are different from or additional to those available to the Remarketing Agent, and that as a result thereof such counsel has advised such Borrower Indemnified Person that employment of the same legal counsel may involve a conflict of interest, the Borrower Indemnified Person shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of the Borrower Indemnified Person; provided further, however, that the Remarketing Agent shall not, in connection with any one such action, or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the feds and expenses of more than one separate firm of attorneys at any point in time for the Borrower and other Borrower Indemnified Persons.

(f) The Remarketing Agent shall not be liable for any settlement of any such action effected without its consent by any Borrower Indemnified Person, but if settled with the consent of the Remarketing Agent or if there is a final judgment for the plaintiff in any such action against any Borrower Indemnified Person, with or without the consent of the Remarketing Agent, the Remarketing Agent shall indemnify and hold harmless such Borrower Indemnified Person to the extent provided in this Agreement.

(g) The indemnity agreements contained in this Section 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent and the Borrower, and shall survive the termination or cancellation of this Agreement.

8. Nature of the Remarketing Agent’s Obligations. Without limiting the foregoing, the Remarketing Agent is expressly authorized and directed to honor its obligations under and in compliance with the terms of this Agreement without regard to, and without any duty on its part to inquire into, the existence of any disputes or controversies between the Borrower, the Trustee, the Credit Provider or any other person or the respective rights, duties or liabilities of any of them, or whether the facts or occurrences represented in any of the documents presented under this Agreement are true and correct. Furthermore, the Borrower fully understands and agrees that the Remarketing Agent’s sole obligation to the Borrower shall be limited to honoring its obligations under and in compliance with the terms of this Agreement.

9. Intention of Parties. It is the express intention of the parties hereto that neither the determination of any interest rate on the Bonds nor any sale, tender or transfer of any Bond, as herein provided, shall constitute or be construed to be the extinguishment of any Bond or the indebtedness represented thereby or the reissuance of any Bonds.

10. Registration of Letter of Credit. If the blue sky or securities laws of any state or other jurisdiction requires the registration or qualification of the Letter of Credit, the Remarketing Agent shall not offer or sell any Bonds in or into such state or other jurisdiction.

11. Miscellaneous. (a) Except as otherwise specifically provided in this Agreement, all notices, demands and formal actions under this Agreement shall be in writing and mailed or delivered by courier or facsimile transmission to:

The Remarketing Agent:

Stern Brothers & Co.

8000 Maryland Avenue, Suite 800

St. Louis, Missouri 63105

Attention: Terrence Finn

Telephone: (314) 743-4010

Facsimile number: (314) 727-7313

The Borrower:

Windsor on the River, LLC

5400 West Elm Street, Suite 110

McHenry, Illinois 60050

Attention: Christopher G. Zock

Telephone: (815) 385-3192

Facsimile number: (815) 385-2068

Each of the above-named addressees may, by notice given under this Agreement, designate other addresses to which subsequent notices, requests, reports or other communications shall be directed.

(b) This Agreement will inure to the benefit of and be binding upon the Remarketing Agent and the Borrower and their respective successors and assigns. The terms “successors” and “assigns” shall not include any purchaser of any of the Bonds merely because of such purchase.

(c) All of the representations, warranties and covenants of the Borrower, and the Remarketing Agent in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Remarketing Agent, the Issuer or the Borrower or (ii) delivery of and any payment for any Bonds.

(d) Section headings have been inserted in this Agreement as a matter of convenience for reference only, and such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

(e) If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions of any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provisions in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatever.

(f) This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

(g) This Agreement shall be governed exclusively by and construed in accordance with the internal laws of the State of Iowa applicable to contracts to be wholly performed therein.

(h) This Agreement shall become effective upon execution by the Remarketing Agent and the Borrower and shall continue in full force and effect until the payment in full of the Bonds, subject to the right of the Remarketing Agent and the Borrower to cancel this Agreement at any time pursuant to Section 2(d) hereof.

12. Non-Recourse. It is understood and agreed that the Remarketing Agent will look solely to the Borrower for payment of the obligations hereunder, and not to the members of the Borrower; provided, however:

(a) nothing in this Section shall be or be deemed to be a release or impairment of such obligations or preclude the Remarketing Agent from suing pursuant to this Agreement;

(b) this Section shall not release the Borrower from liability to the Remarketing Agent for the application of any funds received by the Borrower in violation of the covenants contained in this Agreement or in any other document executed in connection herewith;

(c) this Section shall not preclude the Remarketing Agent from securing a judgment from any party who subsequently assumes the payment of the obligations hereunder or as against any other person or persons or entity who may hereafter become liable for the payment of such obligations; and

(d) nothing contained herein is intended to relieve, release, discharge or affect in any way the personal liability of any third party to the Remarketing Agent, including any guarantors, for payment of the Borrower’s obligations or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

STERN BROTHERS & CO.

By:	/s/ Illegible
Its:	Vice-President

WINDSOR ON THE RIVER, LLC, a Delaware limited liability company

By:	/s/ Christopher G. Zock
Christopher G. Zock, its Manager